Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated June 22, 2011, on the financial statements of Propanc Health Group Corporation (A Development Stage Company) for the years ended June 30, 2010 and 2009, and for the period from October 15, 2007 (Inception) through June 30, 2010, included herein on the registration statement of Propanc Health Group Corporation on Form S-1/A Amendment No. 1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
August 18, 2011